Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2025

Jeffersonville, Indiana — April 24, 2025. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $5.5 million, or $0.79 per diluted share, for the quarter ended March 31, 2025, compared to net income of $4.9 million, or $0.72 per diluted share, for the quarter ended March 31, 2024. Excluding nonrecurring items, the Company reported net income of $5.3 million (non-GAAP measure)(1) and net income per diluted share of $0.76 (non-GAAP measure)(1) for the quarter ended March 31, 2025 compared to $3.6 million, or $0.52 per diluted share for the quarter ended March 31, 2024.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “We are pleased with the second fiscal quarter performance, including the continued improvement in the net interest margin, which has increased eighteen and twenty-one basis points for the three and six months ended, respectively. The SBA Lending segment posted its first profitable quarter since March 2024 and posted a solid level of loans originations and sales. Asset quality improved with nonperforming loans decreasing $3.8 million from the prior quarter and the ratio of nonperforming loans to total gross loans improving to 0.67%, a decrease of twenty basis points from the prior quarter. We are optimistic regarding the remainder of fiscal 2025 as we anticipate further expansion of the net interest margin, continued profitability from the SBA Lending segment, additional sales of home equity lines of credit (“HELOCS”), and stable and strong asset quality. We will continue our focus on customer deposit growth, select loan growth opportunities, preservation of asset quality, and prudent capital and liquidity management. We will also continue to evaluate options and strategies that we believe will maximize shareholder value.”

(1) Non-GAAP net income and net income per diluted share exclude certain nonrecurring items. A reconciliation to GAAP and discussion of the use of non-GAAP measures is included in the table at the end of this release.

Results of Operations for the Three Months Ended March 31, 2025 and 2024

Net interest income increased $1.7 million, or 11.6%, to $16.0 million for the three months ended March 31, 2025 as compared to the same period in 2024. The tax equivalent net interest margin for the three months ended March 31, 2025 was 2.93% as compared to 2.66% for the same period in 2024. The increase in net interest income was due to an increase of $807,000 in interest income and a decrease of $846,000 in interest expense. A table of average balance sheets, including average asset yields and average liability costs, is included at the end of this release.

The Company recognized a reversal of provision for credit losses for loans and securities of $357,000 and $1,000, respectively, and a provision for unfunded lending commitments of $123,000 for the three months ended March 31, 2025, compared to a provision for credit losses for loans and securities of $713,000 and $23,000, respectively, and reversal of provision for unfunded lending commitments of $259,000 for the same period in 2024. The reversal of provisions during the 2025 period was due primarily to a decrease in qualitative reserves and $156,000 in net recoveries recognized during the period. The $156,000 in net recoveries during the three months ended March 31, 2025 included $215,000 in net recoveries related to unguaranteed portions of SBA loans. During the three months ended March 31, 2024, the Company recognized net charge-offs of $110,000, of which $15,000 was related to unguaranteed portions of SBA loans. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, decreased $4.2 million from $16.9 million at September 30, 2024 to $12.7 million at March 31, 2025, due primary to a $4.9 million decrease in loan balances guaranteed by the SBA.

Noninterest income decreased $150,000 for the three months ended March 31, 2025 as compared to the same period in 2024. The decrease was due primarily to a $539,000 decrease in other income, partially offset by a $154,000 increase in service charges on deposit accounts and a $127,000 increase in net gain on sales of SBA loans. The decrease in other income in 2025 was primarily due to $492,000 gain on the sale of mortgage servicing rights during the 2024 period with no corresponding amount for 2025.

Noninterest expense increased $1.9 million for the three months ended March 31, 2025 as compared to the same period in 2024. The increase was due primarily to increases in compensation and benefits and other operating expenses of $940,000 and $948,000, respectively. The increase in compensation and benefits was primarily due to an increase in bonus and incentive accruals in 2025. The increase in other operating expenses was primarily due a $656,000 reversal of accrued loss contingencies for SBA-guaranteed loans in the 2024 period compared to a reversal of $41,000 for the same period in 2025 and an adjustment to the valuation allowance related to the sale of residential mortgage servicing rights of $247,000 in 2024 with no corresponding amount in 2025.

The Company recognized income tax expense of $589,000 for the three months ended March 31, 2025 compared to $866,000 for the same period in 2024. The decrease is due primarily to greater utilization of investment tax credits in the 2025 period. The effective tax rate for 2025 was 9.7% compared to 14.9% for 2024. The effective tax rate is well below the statutory tax rate primarily due to the recognition of investment tax credits related to solar projects in both the 2025 and 2024 periods.

Results of Operations for the Six Months Ended March 31, 2025 and 2024

The Company reported net income of $11.7 million, or $1.68 per diluted share, for the six months ended March 31, 2025 compared to net income of $5.8 million, or $0.85 per diluted share, for the six months ended March 31, 2024. Excluding nonrecurring items, the Company reported net income of $9.4 million (non-GAAP measure)(1) and net income per diluted share of $1.35 (non-GAAP measure)(1) for the six months ended March 31, 2025 compared to net income of $4.5 million and net income per diluted share of $0.66 for the six months ended March 31, 2024. The core banking segment reported net income of $11.4 million, or $1.64 per diluted share for the six months ended March 31, 2025 compared to net income of $8.6 million and net income per diluted share of $1.25 for the six months ended March 31, 2024. Excluding nonrecurring items, the core banking segment reported net income of $9.1 million (non-GAAP measure)(1), or $1.31 per diluted share (non-GAAP measure)(1) for the six months ended March 31, 2025 compared to net income of $7.7 million and net income per diluted share of $1.12 for the six months ended March 31, 2024.

Net interest income increased $3.0 million, or 10.6%, to $31.5 million for the six months ended March 31, 2025 as compared to the same period in 2024. The tax equivalent net interest margin for the six months ended March 31, 2025 was 2.84% as compared to 2.68% for the same period in 2024. The increase in net interest income was due to a $4.6 million increase in interest income, partially offset by a $1.6 million increase in interest expense. A table of average balance sheets, including average asset yields and average liability costs, is included at the end of this release.

The Company recognized a reversal of provision for credit losses for loans and securities of $848,000 and $7,000, respectively, and a provision for unfunded lending commitments of $169,000 for the six months ended March 31, 2025, compared to a provision for credit losses for loans and securities of $1.2 million and $23,000, respectively, and reversal of provision for unfunded lending commitments of $317,000 for the same period in 2024. The reversal of provisions during the 2025 period was due primarily to the bulk sale of approximately $87.2 million of HELOCS during the period and a decrease in qualitative reserves. The Company recognized net recoveries totaling $38,000 for the six months ended March 31, 2025, of which $164,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $119,000 in 2024, of which $64,000 was related to unguaranteed portions of SBA loans.

Noninterest income increased $3.2 million for the six months ended March 31, 2025 as compared to the same period in 2024. The increase was due primarily to a $2.5 million net gain on sale of HELOCs in 2025, net gains of $403,000 on the sale of equity securities in 2025 with no corresponding gains for 2024, a $248,000 increase in service charges on deposit accounts, and a $263,000 increase in ATM and interchange fees, slightly offset by a $508,000 decrease in other income due to a $495,000 gain recognized on the sale of mortgage servicing rights during 2024 with no corresponding amount for 2025.

Noninterest expense increased $824,000 for the six months ended March 31, 2025 as compared to the same period in 2024. The increase was due primarily to increases in other operating expenses and compensation and benefits of $962,000 and $453,000, respectively, partially offset by decreases in professional fees and occupancy and equipment of $454,000 and $380,000, respectively. The increase in other operating expenses was due primarily to a $721,000 reversal of accrued loss contingencies for SBA-guaranteed loans in 2024 compared to a reversal of $148,000 in 2025 and a $400,000 accrued contingent liability associated with employee benefits recognized in 2025 with no corresponding amount in 2024, partially offset by a decrease of $180,000 in 2025 to reverse previously accrued litigation expenses. The increase in compensation and benefits is primarily due to an increase in bonus and incentive accruals in 2025 compared to 2024. The decrease in professional fees and occupancy and equipment is primarily due to the cessation of national mortgage banking operations in the quarter ended December 31, 2023.

The Company recognized income tax expense of $1.4 million for the six months ended March 31, 2025 compared to $390,000 for the same period in 2024. The increase is due primarily to higher taxable income in the 2025 period, including the aforementioned net gain on sale of loans. The effective tax rate for 2025 was 10.9% compared to 6.3%. The effective tax rate is well below the statutory tax rate primarily due to the recognition of investment tax credits related to solar projects in both the 2025 and 2024 periods.

Comparison of Financial Condition at March 31, 2025 and September 30, 2024

Total assets decreased $74.1 million, from $2.45 billion at September 30, 2024 to $2.38 billion at March 31, 2025. Net loans held for investment decreased $83.7 million during the six months ended March 31, 2025 due primarily to the $87.2 million bulk sale of home equity lines of credit.

Total liabilities decreased $76.2 million due primarily to a decrease in total deposits of $91.7 million, partially offset by an increase in FHLB borrowings of $23.7 million. The decrease in total deposits was due to a decrease in brokered deposits of $112.4 million, due primarily to proceeds from the aforementioned bulk sale of home equity lines of credit and an increase in customer deposits of $20.7 million. As of March 31, 2025, deposits exceeding the FDIC insurance limit of $250,000 per insured account were 31.8% of total deposits and 15.1% of total deposits when excluding public funds insured by the Indiana Public Deposit Insurance Fund.

Total stockholders’ equity increased $2.1 million, from $177.1 million at September 30, 2024 to $179.2 million at March 31, 2025, due primarily to a $9.6 million increase in retained net income, partially offset by a $8.2 million increase in accumulated other comprehensive loss. The increase in accumulated other comprehensive loss was due primarily to increasing long-term market interest rates during the six months ended March 31, 2025, which resulted in a decrease in the fair value of securities available for sale. At March 31, 2025 and September 30, 2024, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has two national lending programs, including single-tenant net lease commercial real estate and SBA lending, with offices located predominately in the Midwest. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed in the Company's periodic filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this release or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
OPERATING DATA:	March 31,		March 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Total interest income	$30,823	$30,016	$63,272	$58,671
Total interest expense	14,832	15,678	31,819	30,220

Net interest income	15,991	14,338	31,453	28,451

Provision (credit) for credit losses - loans	(357)	713	(848)	1,183
Provision (credit) for unfunded lending commitments	123	(259)	169	(317)
Provision (credit) for credit losses - securities	(1)	23	(7)	23

Total provision (credit) for credit losses	(235)	477	(686)	889

Net interest income after provision (credit) for credit losses	16,226	13,861	32,139	27,562

Total noninterest income	3,560	3,710	9,663	6,492
Total noninterest expense	13,698	11,778	28,641	27,817

Income before income taxes	6,088	5,793	13,161	6,237
Income tax expense	589	866	1,437	390

Net income	$5,499	$4,927	$11,724	$5,847

Net income per share, basic	$0.80	$0.72	$1.71	$0.86
Weighted average shares outstanding, basic	6,875,826	6,832,130	6,861,061	6,828,017

Net income per share, diluted	$0.79	$0.72	$1.68	$0.85
Weighted average shares outstanding, diluted	6,960,020	6,859,611	6,961,829	6,849,928

Performance ratios (annualized)
Return on average assets	0.93%	0.84%	0.98%	0.50%
Return on average equity	12.24%	11.96%	13.15%	7.38%
Return on average common stockholders' equity	12.34%	11.96%	13.15%	7.38%
Net interest margin (tax equivalent basis)	2.93%	2.66%	2.84%	2.68%
Efficiency ratio	70.06%	65.26%	69.66%	79.61%

			QTD		FYTD
FINANCIAL CONDITION DATA:	March 31,	December 31,	Increase	September 30,	Increase
(In thousands, except per share data)	2025	2024	(Decrease)	2024	(Decrease)
Total assets	$2,376,230	$2,388,735	$(12,505)	$2,450,368	$(74,138)
Cash and cash equivalents	28,683	76,224	(47,541)	52,142	(23,459)
Investment securities	244,084	242,634	1,450	249,719	(5,635)
Loans held for sale	61,239	24,441	36,798	25,716	35,523
Gross loans	1,900,660	1,905,199	(4,539)	1,985,146	(84,486)
Allowance for credit losses	20,484	20,685	(201)	21,294	(810)
Interest earning assets	2,219,504	2,234,258	(14,754)	2,277,512	(58,008)
Goodwill	9,848	9,848	-	9,848	-
Core deposit intangibles	316	357	(41)	398	(82)
Loan servicing rights	2,744	2,661	83	2,754	(10)
Noninterest-bearing deposits	185,252	183,239	2,013	191,528	(6,276)
Interest-bearing deposits (customer)	1,207,159	1,212,527	(5,368)	1,180,196	26,963
Interest-bearing deposits (brokered)	396,770	437,008	(40,238)	509,157	(112,387)
Federal Home Loan Bank borrowings	325,310	295,000	30,310	301,640	23,670
Subordinated debt and other borrowings	48,682	48,642	40	48,603	79
Total liabilities	2,197,041	2,212,708	(15,667)	2,273,253	(76,212)
Accumulated other comprehensive loss	(19,385)	(17,789)	(1,596)	(11,195)	(8,190)
Total stockholders' equity	179,189	176,027	3,162	177,115	2,074

Book value per share	$25.90	$25.48	0.42	$25.72	0.18
Tangible book value per share (non-GAAP) (1)	24.43	24.00	0.43	24.23	0.20

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$123	$4,444	$(4,321)	$5,036	$(4,913)
Nonaccrual loans	12,597	12,124	473	11,906	691
Total nonaccrual loans	$12,720	$16,568	$(3,848)	$16,942	$(4,222)
Accruing loans past due 90 days	-	-	-	-	-
Total non-performing loans	12,720	16,568	(3,848)	16,942	(4,222)
Foreclosed real estate	444	444	-	444	-
Total non-performing assets	$13,164	$17,012	$(3,848)	$17,386	$(4,222)

Asset quality ratios:
Allowance for credit losses as a percent of total gross loans	1.08%	1.09%	(0.01%)	1.07%	0.01%
Allowance for credit losses as a percent of nonperforming loans	161.04%	124.85%	36.19%	125.69%	35.35%
Nonperforming loans as a percent of total gross loans	0.67%	0.87%	(0.20%)	0.85%	(0.18%)
Nonperforming assets as a percent of total assets	0.55%	0.71%	(0.16%)	0.71%	(0.16%)

(1) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Six Months Ended
Net Income	March 31,		March 31,
(In thousands)	2025	2024	2025	2024
Net income attributable to the Company (non-GAAP)	$5,313	$3,561	$9,367	$4,481
Plus: Gain on sale of loans, home equity lines of credit, net of tax effect	-	-	1,869	-
Plus: Gain on sale of equity securities, net of tax effect	-	-	302	-
Plus: Decrease in loss contingency for SBA-guaranteed loans, net of tax effect	-	492	-	492
Plus: Adjustment to MSR valuation allowance related to sale, net of tax effect	-	583	-	583
Plus: Gain on sale of premises and equipment, net of tax effect	186	90	186	90
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	-	117	-	117
Plus: Distribution from equity investment, net of tax effect	-	85	-	85
Net income attributable to the Company (GAAP)	$5,499	$4,927	$11,724	$5,847

Net Income per Share, Diluted

Net income per share attributable to the Company, diluted (non-GAAP)	$0.76	$0.52	$1.35	$0.65
Plus: Gain on sale of loans, home equity lines of credit, net of tax effect	-	-	0.27	-
Plus: Gain on sale of equity securities, net of tax effect	-	-	0.03	-
Plus: Decrease in loss contingency for SBA-guaranteed loans, net of tax effect	-	0.07	-	0.07
Plus: Adjustment to MSR valuation allowance related to sale, net of tax effect	-	0.08	-	0.08
Plus: Gain on sale of premises and equipment, net of tax effect	0.03	0.01	0.03	0.01
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	-	0.02	-	0.02
Plus: Distribution from equity investment, net of tax effect	-	0.02	-	0.02
Net income per share, diluted (GAAP)	$0.79	$0.72	$1.68	$0.85

Core Bank Segment Net Income
(In thousands)

Net income attributable to the Core Bank (non-GAAP)	$4,883	$3,637	$9,081	$7,685
Plus: Gain on sale of loans, home equity lines of credit, net of tax effect	-	-	1,869	-
Plus: Gain on sale of equity securities, net of tax effect	-	-	302	-
Plus: Adjustment to MSR valuation allowance related to sale, net of tax effect	-	583	-	583
Plus: Gain on sale of premises and equipment, net of tax effect	186	90	186	90
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	-	117	-	117
Plus: Distribution from equity investment, net of tax effect	-	85	-	85
Net income attributable to the Core Bank (GAAP)	$5,069	$4,511	$11,438	$8,559

Core Bank Segment Net Income per Share, Diluted

Core Bank net income per share, diluted (non-GAAP)	$0.70	$0.53	$1.31	$1.12
Plus: Gain on sale of loans, home equity lines of credit, net of tax effect	-	-	0.27	-
Plus: Gain on sale of equity securities, net of tax effect	-	-	0.03	-
Plus: Adjustment to MSR valuation allowance related to sale, net of tax effect	-	0.08	-	0.08
Plus: Gain on sale of premises and equipment, net of tax effect	-	0.01	0.03	0.01
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	0.03	0.02	-	0.02
Plus: Distribution from equity investment, net of tax effect	-	0.02	-	0.02
Core Bank net income per share, diluted (GAAP)	$0.73	$0.66	$1.64	$1.25

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED) (CONTINUED):	Three Months Ended		Fiscal Year Ended
Efficiency Ratio	March 31,		March 31,
(In thousands)	2025	2024	2025	2024
Net interest income (GAAP)	$15,991	$14,338	$31,453	$28,451

Noninterest income (GAAP)	3,560	3,710	9,663	6,492

Noninterest expense (GAAP)	13,698	11,778	28,641	27,817

Efficiency ratio (GAAP)	70.06%	65.26%	69.66%	79.61%

Noninterest income (GAAP)	$3,560	$3,710	$9,663	$6,492
Less: Gain on sale of loans, home equity lines of credit	-	-	(2,492)	-
Less: Gain on sale of equity securities	-	-	(403)	-
Less: Gain on sale of premises and equipment	(248)	(120)	(248)	(120)
Less: Adjustment to MSR valuation allowance related to sale	-	(530)	-	(530)
Less: Distribution from equity investment	-	(113)	-	(113)
Noninterest income (Non-GAAP)	3,312	2,947	6,520	5,729

Noninterest expense (GAAP)	$13,698	$11,778	$28,641	$27,817
Plus: Adjustment to MSR valuation allowance related to sale	-	247	-	247
Plus: Decrease in loss contingency for SBA-guaranteed loans	-	656	-	656
Plus: Adjustment to previous data processing contract termination accrual	-	156	-	156
Noninterest expense (Non-GAAP)	$13,698	$12,837	$28,641	$28,876

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	70.96%	74.27%	75.42%	84.48%

			QTD		FYTD
Tangible Book Value Per Share	March 31,	December 31,	Increase	September 30,	Increase
(In thousands, except share and per share data)	2025	2024	(Decrease)	2024	(Decrease)
Stockholders' equity (GAAP)	$179,189	$176,027	$3,162	$177,115	$2,074
Less: goodwill and core deposit intangibles	(10,164)	(10,205)	41	(10,246)	82
Tangible stockholders' equity (non-GAAP)	$169,025	$165,822	$3,203	$166,869	$2,156

Outstanding common shares	6,919,136	6,909,173	$9,963	6,887,106	$32,030

Tangible book value per share (non-GAAP)	$24.43	$24.00	$0.43	$24.23	$0.20

Book value per share (GAAP)	$25.90	$25.48	$0.42	$25.72	$0.18

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):	As of
Summarized Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2025	2024	2024	2024	2024
Total cash and cash equivalents	$28,683	$76,224	$52,142	$42,423	$62,969
Total investment securities	244,084	242,634	249,719	238,785	240,142
Total loans held for sale	61,239	24,441	25,716	125,859	19,108
Total loans, net of allowance for credit losses	1,880,176	1,884,514	1,963,852	1,826,980	1,882,458
Loan servicing rights	2,744	2,661	2,754	2,860	3,028
Total assets	2,376,230	2,388,735	2,450,368	2,393,491	2,364,983

Customer deposits	$1,392,411	$1,395,766	$1,371,724	$1,312,997	$1,239,271
Brokered deposits	396,770	437,008	509,157	399,151	548,175
Total deposits	1,789,181	1,832,774	1,880,881	1,712,148	1,787,446
Federal Home Loan Bank borrowings	325,310	295,000	301,640	425,000	315,000

Common stock and additional paid-in capital	$28,650	$28,382	$27,725	$27,592	$27,475
Retained earnings - substantially restricted	182,918	178,526	173,337	170,688	167,648
Accumulated other comprehensive loss	(19,385)	(17,789)	(11,195)	(17,415)	(17,144)
Unearned stock compensation	(862)	(973)	(901)	(999)	(1,096)
Less treasury stock, at cost	(12,132)	(12,119)	(11,851)	(11,866)	(11,827)
Total stockholders' equity	179,189	176,027	177,115	168,000	165,056

Outstanding common shares	6,919,136	6,909,173	6,887,106	6,883,656	6,883,160

	Three Months Ended
Summarized Consolidated Statements of Income	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2025	2024	2024	2024	2024
Total interest income	$30,823	$32,449	$32,223	$31,094	$30,016
Total interest expense	14,832	16,987	17,146	16,560	15,678
Net interest income	15,991	15,462	15,077	14,534	14,338
Provision (credit) for credit losses - loans	(357)	(491)	1,808	501	713
Provision (credit) for unfunded lending commitments	123	46	(262)	158	(259)
Provision (credit) for credit losses - securities	(1)	(6)	(86)	84	23
Total provision (credit) for credit losses	(235)	(451)	1,460	743	477

Net interest income after provision for credit losses	16,226	15,913	13,617	13,791	13,861

Total noninterest income	3,560	6,103	2,842	3,196	3,710
Total noninterest expense	13,698	14,943	12,642	12,431	11,778
Income before income taxes	6,088	7,073	3,817	4,556	5,793
Income tax expense (benefit)	589	848	145	483	866
Net income	5,499	6,225	3,672	4,073	4,927

Net income per share, basic	$0.80	$0.91	$0.54	$0.60	$0.72
Weighted average shares outstanding, basic	6,875,826	6,851,153	6,832,626	6,832,452	6,832,130

Net income per share, diluted	$0.79	$0.89	$0.53	$0.60	$0.72
Weighted average shares outstanding, diluted	6,960,020	6,969,223	6,894,532	6,842,336	6,859,611

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Noninterest Income Detail	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2025	2024	2024	2024	2024
Service charges on deposit accounts	$541	$567	$552	$538	$387
ATM and interchange fees	632	665	642	593	585
Net unrealized gain on equity securities	47	78	28	419	6
Net gain on equity securities	-	403	-	-	-
Net gain on sales of loans, Small Business Administration	1,078	711	647	581	951
Net gain on sales of loans, home equity lines of credit	-	2,492	-	-	-
Mortgage banking income	104	78	6	49	53
Increase in cash surrender value of life insurance	380	361	363	353	333
Gain on life insurance	-	108	-	-	-
Commission income	255	210	294	220	220
Real estate lease income	122	121	122	154	115
Net gain (loss) on premises and equipment	-	45	(4)	-	120
Other income	401	264	192	289	940
Total noninterest income	$3,560	$6,103	$2,842	$3,196	$3,710

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Performance Ratios (Annualized)	2025	2024	2024	2024	2024
Return on average assets	0.93%	1.02%	0.61%	0.69%	0.92%
Return on average equity	12.24%	14.07%	8.52%	9.86%	13.06%
Return on average common stockholders' equity	12.34%	14.07%	8.52%	9.86%	13.06%
Net interest margin (tax equivalent basis)	2.93%	2.75%	2.72%	2.67%	2.66%
Efficiency ratio	70.06%	69.29%	70.55%	70.11%	65.26%

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Asset Quality Ratios	2025	2024	2024	2024	2024
Nonperforming loans as a percentage of total loans	0.67%	0.87%	0.85%	0.91%	0.82%
Nonperforming assets as a percentage of total assets	0.55%	0.71%	0.71%	0.72%	0.68%
Allowance for credit losses as a percentage of total loans	1.08%	1.09%	1.07%	1.07%	1.02%
Allowance for credit losses as a percentage of nonperforming loans	161.04%	124.85%	125.69%	118.12%	124.01%
Net charge-offs to average outstanding loans	-0.01%	0.01%	0.02%	0.01%	0.01%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2025	2024	2024	2024	2024
Core Banking Segment:
Net interest income	$14,259	$13,756	$14,083	$13,590	$13,469
Provision (credit) for credit losses - loans	(540)	(745)	1,339	320	909
Provision (credit) for unfunded lending commitments	35	(75)	78	64	(259)
Provision (credit) for credit losses - securities	(1)	(7)	(86)	84	23
Net interest income after provision (credit) for credit losses	14,765	14,583	12,752	13,122	12,796
Noninterest income	2,242	5,253	2,042	2,474	2,537
Noninterest expense	11,486	12,574	10,400	10,192	10,093
Income before income taxes	5,521	7,262	4,394	5,404	5,240
Income tax expense	452	893	301	689	729
Net income	$5,069	$6,369	$4,093	$4,715	$4,511

SBA Lending Segment (Q2):
Net interest income	$1,732	$1,706	$994	$944	$869
Provision (credit) for credit losses - loans	183	255	469	181	(196)
Provision (credit) for unfunded lending commitments	88	121	(340)	94	-
Net interest income after provision for credit losses	1,461	1,330	865	669	1,065
Noninterest income	1,318	850	800	722	1,173
Noninterest expense	2,212	2,369	2,242	2,239	1,685
Income (loss) before income taxes	567	(189)	(577)	(848)	553
Income tax expense (benefit)	137	(45)	(156)	(206)	137
Net income (loss)	$430	$(144)	$(421)	$(642)	$416

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2025	2024	2024	2024	2024
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.74	$0.93	$0.60	$0.69	$0.66
Net income (loss) per share, basic - SBA Lending (Q2)	0.06	(0.02)	(0.06)	(0.09)	0.06
Total net income (loss) per share, basic	$0.80	$0.91	$0.54	$0.60	$0.72

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.73	$0.91	$0.59	$0.69	$0.66
Net income (loss) per share, diluted - SBA Lending (Q2)	0.06	(0.02)	(0.06)	(0.09)	0.06
Total net income (loss) per share, diluted	$0.79	$0.89	$0.53	$0.60	$0.72

Return on Average Assets by Segment (annualized)
Core Banking	0.90%	1.09%	0.71%	0.83%	0.80%
SBA Lending	1.58%	(0.55%)	(1.71%)	(2.91%)	1.81%

Efficiency Ratio by Segment (annualized)
Core Banking	69.61%	66.15%	64.50%	63.45%	63.06%
SBA Lending	72.52%	92.68%	124.97%	134.39%	82.52%

	Three Months Ended
Noninterest Expense Detail by Segment	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2025	2024	2024	2024	2024
Core Banking Segment:
Compensation	$6,637	$7,245	$5,400	$5,587	$5,656
Occupancy	1,648	1,577	1,554	1,573	1,615
Advertising	429	338	399	253	205
Other	2,772	3,414	3,047	2,779	2,617
Total Noninterest Expense	$11,486	$12,574	$10,400	$10,192	$10,093

SBA Lending Segment (Q2):
Compensation	$1,892	$1,931	$1,854	$1,893	$1,933
Occupancy	50	59	55	51	58
Advertising	10	14	17	12	7
Other	260	365	316	283	(313)
Total Noninterest Expense	$2,212	$2,369	$2,242	$2,239	$1,685

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
SBA Lending (Q2) Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2025	2024	2024	2024	2024
Final funded loans guaranteed portion sold, SBA	$15,716	$10,785	$10,880	$7,515	$15,144

Gross gain on sales of loans, SBA	$1,508	$1,141	$1,029	$811	$1,443
Weighted average gross gain on sales of loans, SBA	9.60%	10.58%	9.46%	10.79%	9.53%

Net gain on sales of loans, SBA (2)	$1,078	$711	$647	$581	$951
Weighted average net gain on sales of loans, SBA	6.86%	6.59%	5.95%	7.73%	6.28%

(2) Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2025	2024	2024	2024	2024
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$11,851	$21,102	$16,841	$26,100	$24,587
Loans	1,946,338	2,010,082	1,988,997	1,943,716	1,914,609
Investment securities - taxable	102,744	101,960	99,834	101,350	102,699
Investment securities - nontaxable	161,579	160,929	158,917	157,991	157,960
FRB and FHLB stock	24,986	24,986	24,986	24,986	24,986
Total interest-earning assets	$2,247,498	$2,319,059	$2,289,575	$2,254,143	$2,224,841

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$168	$210	$209	$324	$261
Loans	27,998	29,617	29,450	28,155	27,133
Investment securities - taxable	921	914	910	918	923
Investment securities - nontaxable	1,719	1,715	1,685	1,665	1,662
FRB and FHLB stock	511	493	471	519	499
Total interest income (tax equivalent basis)	$31,317	$32,949	$32,725	$31,581	$30,478

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	5.67%	3.98%	4.96%	4.97%	4.25%
Loans	5.75%	5.89%	5.92%	5.79%	5.67%
Investment securities - taxable	3.59%	3.59%	3.65%	3.62%	3.59%
Investment securities - nontaxable	4.26%	4.26%	4.24%	4.22%	4.21%
FRB and FHLB stock	8.18%	7.89%	7.54%	8.31%	7.99%
Total interest-earning assets	5.57%	5.68%	5.72%	5.60%	5.48%

Interest-bearing liabilities
Interest-bearing deposits	$1,653,058	$1,671,156	$1,563,258	$1,572,871	$1,549,012
Federal Home Loan Bank borrowings	266,975	315,583	378,956	351,227	333,275
Subordinated debt and other borrowings	48,656	48,616	48,576	48,537	48,497
Total interest-bearing liabilities	$1,968,689	$2,035,355	$1,990,790	$1,972,635	$1,930,784

Interest expense:
Interest-bearing deposits	$12,069	$13,606	$12,825	$12,740	$12,546
Federal Home Loan Bank borrowings	2,001	2,617	3,521	3,021	2,298
Subordinated debt and other borrowings	762	764	800	799	833
Total interest expense	$14,832	$16,987	$17,146	$16,560	$15,677

Weighted average cost (annualized):
Interest-bearing deposits	2.92%	3.26%	3.28%	3.24%	3.24%
Federal Home Loan Bank borrowings	3.00%	3.32%	3.72%	3.44%	2.76%
Subordinated debt and other borrowings	6.26%	6.29%	6.59%	6.58%	6.87%
Total interest-bearing liabilities	3.01%	3.34%	3.45%	3.36%	3.25%

Net interest income (taxable equivalent basis)	$16,485	$15,962	$15,579	$15,021	$14,801
Less: taxable equivalent adjustment	(494)	(500)	(502)	(487)	(463)
Net interest income	$15,991	$15,462	$15,077	$14,534	$14,338

Interest rate spread (tax equivalent basis, annualized)	2.56%	2.34%	2.27%	2.24%	2.23%

Net interest margin (tax equivalent basis, annualized)	2.93%	2.75%	2.72%	2.67%	2.66%